EXHIBIT 4.1

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS IX, LLC
A DELAWARE LIMITED LIABILITY COMPANY

The undersigned hereby applies to purchase units in REDWOOD MORTGAGE INVESTORS IX, LLC (the “company”) in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the prospectus dated _______________.

1.           Representations and Warranties.  The undersigned represents and warrants to the company and its managers as follows:

(a)           I have received the prospectus dated_____________, and I accept and agree to be bound by the terms and conditions of the organizational documents of the company.

(b)           I am aware that this subscription may be rejected in whole or in part by the managers in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the company.

(c)           I understand that units may not be sold or otherwise disposed of without the prior written consent of the managers, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited liability company operating agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(d)           I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the company.  If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(e)           I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(f)           I acknowledge and agree that counsel representing the company, the managers and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

(g)           If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the company.

BY MAKING THESE REPRESENTATIONS, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.           Power of Attorney.  The undersigned hereby irrevocably constitutes and appoints the managers, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)           The limited liability operating agreement and any amendments thereto or cancellations thereof required under the laws of the State of Delaware;

(b)           Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the company is doing or intends to do business; and

(c)           Any documents which may be required to effect the continuation of the company, the admission of an additional or substituted member, or the dissolution and termination of the company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof.  The power of attorney shall also survive the delivery of an assignment of units by a member; provided, that where the assignee thereof has been approved by the managers for admission to the company as a substituted member, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the managers to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.           Acceptance.  This subscription agreement will be accepted or rejected by the managers within thirty (30) days of its receipt by the company.  The managers also reserve the right to revoke its acceptance within such thirty (30) day period.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit.  The managers will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

4.           Payment of Subscription Price.  The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement.  I understand that my subscription funds will be held by the managers until my funds are needed by the company to fund a mortgage investment or for other proper company purposes, and only then will I actually be admitted to the company.  In the interim, my subscription funds will earn interest at passbook savings accounts rates.  Such interest will be returned to me after I am admitted to the company.

5.           THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS IX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ITS MANAGERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.           Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the managers immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	*	[ ]	IRA (Investor and Custodian must sign)

	[ ]	TRUST (Trustee signature required)	*	[ ]	ROTH IRA (Investor and Custodian must sign)
(Title page, Successor Trustee page and signature
		pages of the Trust Agreement MUST be enclosed)	*	[ ]	SEP/IRA (Investor and Custodian must sign)

*	[ ]	JOINT TENANTS WITH RIGHTS		[ ]	PENSION PLAN (Trustee signature required)
OF SURVIVORSHIP (All parties must sign)

*	[ ]	COMMUNITY PROPERTY		[ ]	PROFIT SHARING PLAN (Trustee signature required)

*	[ ]	TENANTS IN COMMON (All parties must sign)		[ ]	401(k) (Trustee signature required)

	[ ]	TOD – Transfer On Death		[ ]	OTHER (Please describe)
(must be titled as an Individual or as
Joint Tenants only – special form required)
*  Two or more signatures required.

1.	INVESTOR NAME AND ADDRESS
Complete this section for all accounts.  If asset is in a qualified plan Item 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Items 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

City	State	Zip Code

		Home Phone Number	Social Security #/Taxpayer ID#
A Social Security Number or Tax ID is
		Alternate Phone Number	required for all accounts.

2.	CUSTODIAN REGISTRATION	Name of Custodian:
Please print here the exact name of Custodian

Address

		City	State	Zip Code

		Taxpayer ID#	Client Account Number

SIGNATURE:

	(X)	(Custodian)

3.	INVESTMENT	Number of units to be purchased
Minimum initial investment
	2,000 units ($2,000);	Amount of payment enclosed
minimum additional
investment for existing
	member 1,000 units ($1,000). Partial unit	Please make check payable to “California Bank & Trust – Escrow Holder for Redwood Mortgage Investors IX, LLC” until the company receives subscriptions for the minimum
	purchases are acceptable.	of 1,000,000 units ($1,000,000). Thereafter, checks should be made payable to Redwood Mortgage Investors IX, LLC.

		Check one: [ ] Initial Investment	[ ] Additional Investment

A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS
Please check one of the following.  Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian listed in Item 2.

Check One: [ ] I elect to participate in the distribution reinvestment plan of the company.

[ ] I elect to have cash distributions paid to me.

5.	ALTERNATE ADDRESS FOR DISTRIBUTIONS
If cash distributions are to be sent to an address other than that listed in Item 1, please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Item 1.  In no event will the company or its affiliates be responsible for any adverse consequences of direct deposits.

Name	Client Account #

Address

City	State	Zip Code

DIRECT DEPOSIT (Electronic Funds Transfer)	Check one: Checking: [ ] Savings: [ ]

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES		Please read and initial each of the representations below:
Joint
		Investor	Investor
(a)I have received the Prospectus for the company, and I accept and agree to be bound by the terms and conditions of the Prospectus

(b)I have a net worth (exclusive of home, furnishings, auto) of $70,000 and an annual gross income of at least $70,000 or a net worth of $250,000 (exclusive of home, furnishings, auto).

(c)I am purchasing the units for my own account, and I acknowledge that there is no public market for the units.

(d)I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards – Restrictions Imposed by the USA Patriot and Related Acts.”

(e)I am able to withstand the loss of my investment.

(f)I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.

You do not waive any right you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing the Subscription Agreement.  A sale of units may not be completed until you have been in receipt of the final Prospectus (at least 5 days).

IN WITNESS WHEREOF, the undersigned has executed below this ________day of _______________, 20_____, at (City)

	Investor’s primary residence is in	(State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

7.	BROKER-DEALER INFORMATION (To be completed by selling broker-dealer)
The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date the Subscription Agreement was delivered to the company; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

(X)
Broker-Dealer Authorized Signature (Required on all Applications)

Broker-Dealer Name:

Street Address:

City, State, Zip Code:

Registered Representative

Name (Last, First):

Street Address:

City, State, Zip Code

Phone No.:

The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

Registered Representative’s Signature:

(X)

[  ]  Registered Investment Advisor (RIA) and Wrap Fee Representation.  Please check the box if this investment is made through an RIA charging no commission on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the member listed below and as a result no commission shall be paid to the participating RIA or broker-dealer.

(If an owner or principal or any member of the RIA firm is a FINRA licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer for administrative purposes, not through the RIA.)

REGISTERED INVESTMENT ADVISOR INFORMATION

(The following section is for use with investments made through an RIA charging no commission or otherwise made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above)

Broker-Dealer Affiliated?                                                      [  ]YES                        [  ]NO       Broker-Dealer Name  ____________________________________

Are you a registered investment advisor ("RIA") under applicable state or federal law?  [  ]YES[  ]NO

The advisor certifies (i) that if the advisor is affiliated with an FINRA firm, that all fees received by him in connection with this transaction will be run through the books and records of the FINRA member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules;  (ii) that if the member has elected to pay client fees from earnings, the advisor hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (iii) that, if applicable, the advisor understands and acknowledges that neither  the company or the managers shall have any liability to him with respect to any client fees paid from members' earnings under the authorization agreement and that the managers and the company in no way guarantee that there will be sufficient cash for distribution to members and, thus in the case of a signed authorization agreement, sufficient cash for the member to pay the client fees from earnings; and (iv) that, in any dispute between the advisor and the investor regarding payment of client fees, the company and the managers will respect the wishes of the member and that the managers and the company will have no liability to the advisor as a result thereof.

Please check applicable box.
[  ]  Yes, client fees paid.                                                      If client fees are to be paid, the AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES must be completed and signed by the member and the advisor.

[  ]  No client fees paid from earnings or distributions

REDWOOD MORTGAGE INVESTORS IX, LLC
AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
FOR MEMBERS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS

By signing this authorization  the undersigned hereby authorizes and directs the company to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned’s capital account (“client fees”). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the member at the end of the month, and such client fees shall be paid to the advisor on a monthly basis.  The capital accounts of the members who elect to pay client fees through the company will be less than the capital accounts of members who do not pay client fees or who do not pay client fees through the company.

The undersigned acknowledges and agrees that neither the company nor the managers shall have any liability for disbursements made pursuant to this authorization.  The undersigned acknowledges that all periodic cash distributions by the company are non-cumulative.  Further, the undersigned acknowledges that the managers are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement.  In the event of insufficient earnings, the company and the managers shall have no liability to the undersigned or the payee.  The undersigned further acknowledges and agrees that the company is authorized to comply with this request unless and until this authorization is expressly revoked in writing and terminated by the undersigned member.

PAYEE (ADVISOR) [1]	MEMBER

Name of Payee - Please Print	Name of Member - Please Print

Authorized Signature of Payee	Signature of Member

Firm Name	Signature of Joint Owner (if applicable)

1If the advisor is affiliated with a FINRA broker-dealer firm, all fees received by him in connection with this transaction will be run through the books and records of the FINRA member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules

(Office Use Only)

8.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS IX, LLC,
	until it or a facsimile is	A Delaware Limited Liability Company
	signed by a manager of	900 Veterans Blvd., Suite 500
	Redwood Mortgage	Redwood City CA 94063
	Investors IX, LLC, a	(650) 365-5341
Delaware Limited Liability Company

By:

Investor #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 RESTRICTION ON TRANSFER

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)
to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)
by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)
by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)
by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Instructions for completing Subscription Agreement
Redwood Mortgage Investors IX, LLC

Please follow these instructions and complete each section carefully, as failure to do may result in rejection of your Subscription Agreement.

Type of Ownership

Check the appropriate box to indicate what type of investment you are making.  Note under each classification any additional signatures or documents that may be required.  If the investment type you are making is not listed, enter it in the section titled OTHER.

Item 1. Investor Name and Address

Enter the full name of the Investor.  For Trust Accounts and non-custodial qualified plans enter the name of the Trustee(s) on the first line and the Trust or plan name on the second line.  On Custodial Accounts this section needs to be completed for the Benefit Plan Investor; Custodial information is entered in Item 2.

Enter the Investor’s mailing address, phone and Social Security Number or Tax ID Number.  If the investment is made in more than one name, only one Tax ID Number will be used and should be that of the first person listed.

Item 2. Custodian Registration

Custodian should complete this section, entering all pertinent information and signing accordingly.

Item 3. Investment

Enter the number of units purchased and the dollar amount of the investment.

Mark whether the investment is an initial or additional investment.

Item 4. Distributions

Check the appropriate box to indicate whether the investor elects to participate in the distribution reinvestment plan of the company or to have earnings distributed monthly.

Each member who elects to have distributions reinvested agrees to notify the company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.

Item 5. Special Address for Distributions

If distributions are to be sent to an address other than that provided in Item 1, provide the name, address and account number.

If distributions are to be made to a checking or savings account via electronic funds transfer, check the appropriate box and attach an original voided check for checking accounts or an original deposit slip for savings accounts.

Your request for EFT deposit may be rejected if it is not accompanied by the proper bank document as indicated above.

Item 6. Signatures

Initial each representation separately.  If investment is held jointly or severally all investors must initial the representations.

Enter the date, city and state the Subscription Agreement was signed.  If investment is held jointly or severally all investors must sign the Subscription Agreement.

Item 7. Broker-Dealer Information

All pertinent broker-dealer and registered representative information must be completed.

Subscription Agreement must have both the Registered Representative and broker-dealer signatures present on the Subscription Agreement.  Please note that if the Registered Representative is authorized to sign on the behalf of the broker-dealer they may sign in both areas.

The Subscription Agreement may be rejected if this section is not fully completed and both sections are not signed.

Only an original, completed copy of the Subscription Agreement can be accepted.  Photocopied or otherwise duplicated Subscription Agreements can not be accepted by the company

Item 8. Acceptance

Item 8 is for Redwood Mortgage Investors office use only

Forward the completed and signed original Subscription Agreement along with your payment to the following address.  Wiring instructions are available.  Please contact Investor Services for current wiring instructions.

Mailing Address Redwood Mortgage Investors IX, LLC P.O. Box 5096 Redwood City, CA 94063	Overnight Address Redwood Mortgage Investors IX, LLC 900 Veterans Blvd, Suite 500 Redwood City, CA 94063

If you have any questions or require additional assistance in completing the Subscription Agreement, please contact Investor Services at (800) 659-6593, option 1